Exhibit 99.1

eHealth Names Executive Vice Presidents;

Announces Resignation of Senior Vice President

MOUNTAIN VIEW, Calif., May 22, 2007 – eHealth, Inc. (NASDAQ:EHTH), the leading online source of health insurance for individuals, families and small businesses, announced today that Robert Fahlman has resigned as eHealth’s senior vice president, carrier relations and as chief operating officer of eHealth’s customer care center operations for its individual and family product line. Mr. Fahlman is leaving eHealth to become the chief executive officer of a privately-held company. Mr. Fahlman will remain an employee of the company through June 6, 2007 to assist with transition matters.

At the same time, eHealth has named Bruce Telkamp executive vice president of business operations. Mr. Telkamp has been with eHealth for seven years and currently oversees the marketing, business development and legal functions of the company. In his new role, Mr. Telkamp also will be responsible for carrier relations and eHealth’s customer care center operations.

To assist Mr. Telkamp in his expanded role, the company has promoted Robert Hurley to senior vice president, carrier relations and Gary Matalucci to vice president, customer care center. Mr. Hurley has been with the company since April 1999 and has over 16 years of experience in the health insurance industry. Mr. Matalucci has been with the company since September 2003 and currently oversees the company’s individual and family plan sales and customer service departments, including the related call center operations.

In addition to the change in executive management responsibility for carrier relations and customer call center operations, the company has named Dr. Sheldon Wang executive vice president of technology. Dr. Wang will remain the company’s chief technology officer and will continue to be responsible for managing the company’s technology operations as well as the company’s operations in China.

“We appreciate Bob Fahlman’s contributions to eHealth and wish him well as he leaves eHealth to fulfill his desire to pursue a chief executive officer role,” said Gary Lauer, eHealth’s chairman and chief executive officer. “We are excited about the organizational changes we have made and believe they will improve the company’s operations and our execution on the growth opportunities that are in front of us.” said Mr. Lauer.

About eHealth, Inc.

eHealth, Inc. is the parent company of eHealthInsurance, the leading online source of health insurance for individuals, families and small businesses. eHealthInsurance presents complex health insurance information in an objective, user-friendly format, enabling the research, analysis, comparison and purchase of health insurance products that best meet consumers’ needs. eHealth and eHealthInsurance are registered trademarks of eHealthInsurance Services, Inc.

eHealth, Inc. was founded in 1997 and its technology was responsible for the nation’s first Internet-based sale of a health insurance policy. eHealth is headquartered in Mountain View, California. Additional information can be found on eHealth’s website, www.ehealthinsurance.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding organizational changes improving the company’s operations and execution on growth opportunities in front of it. These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made, including risks associated with, retention of executive officers and employees, acceptance of the internet as a medium for the purchase of health insurance, eHealth’s ability to continue to increase its membership base and expand its relationships with health insurance carriers and marketing partners, retention of eHealth’s members, increased rates of member turnover, changes in eHealth’s relationships with insurance carriers, system failures or capacity constraints, dependence upon Internet search engines to attract consumers who visit eHealth’s website, the performance, reliability and availability of eHealth’s ecommerce platform and underlying network infrastructure, the effectiveness of eHealth’s marketing and public relations efforts, exposure to online commerce security risks, reliance on marketing partners for the sale of health insurance, competition, protection of intellectual property and intellectual property rights claims, regulatory penalties and negative publicity, compliance with insurance and other laws and regulations, and changes in laws and regulations. Other factors that could cause operating, financial and other results to differ are described in eHealth’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov. Other risks may be detailed from time to time in reports to be filed with the Securities and Exchange Commission. eHealth does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

CONTACT: Ashton Partners

Trisha Dill, 1-415-869-5757 (Investors)

tdill@ashtonpartners.com

www.ashtonpartners.com

SOURCE: eHealth, Inc.